SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2020

EBIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975

1 Ebix Way Johns Creek, Georgia	30097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (678) 281-2020

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value per share	EBIX	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 14, 2020, Yatra Online, Inc., a Cayman Islands exempted company limited by shares (“Yatra”), entered into an agreement (the “Fourth Extension Agreement”) with Ebix, Inc. (“Ebix”) extending the outside date (the “Outside Date”) of the Merger Agreement (the “Merger Agreement”), dated July 16, 2019, by and between Yatra, Ebix and EbixCash Travels Inc., a direct, wholly-owned subsidiary of Ebix (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into us, the separate existence of Merger Sub will cease and we will continue as the surviving company and as a direct, wholly-owned subsidiary of Ebix (the “Merger”). The Merger Agreement contains certain termination rights for Ebix and Yatra, including, among others, the right of either party to terminate the Merger Agreement if the Merger has not been consummated on or prior to the Outside Date, which was previously extended to May 4, 2020. Pursuant to the Fourth Extension Agreement, the Outside Date has been further extended to June 4, 2020 in order to provide the parties with time to determine whether they can reach mutual agreement on an amendment of certain terms of the Merger Agreement.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction Ebix filed a Registration Statement on Form S-4, which contains a preliminary proxy statement/prospectus (the “preliminary proxy statement/prospectus”) and Yatra filed a Report of Foreign Private Issuer on Form 6-K. The information in the preliminary proxy statement/prospectus is not complete and may be changed. Once the preliminary proxy statement/prospectus is has been declared effective by the SEC, Yatra expects to mail the final proxy statement/prospectus to its stockholders in connection with the Yatra transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE ENTIRE REGISTRATION STATEMENT, PROXY STATEMENT/ PROSPECTUS AND OTHER RELEVANT INFORMATION FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT EBIX, YATRA AND THE PROPOSED TRANSACTION. The registration statement and other documents filed by Ebix with the SEC may be obtained free of charge at Ebix’s website at http://www.ebix.com or at the SEC’s website at http://www.sec.gov. These documents may also be obtained free of charge from Ebix by requesting them by mail at Ebix, Inc. at 1 Ebix Way, Johns Creek, Georgia 30097, Attn: Investor Relations, or by telephone at (678) 281-2027. The proxy statement/prospectus and other documents filed by Yatra with the SEC may be obtained free of charge at Yatra’s website at http://www.yatra.com or at the SEC’s website at http://www.sec.gov.

PARTICIPANTS IN SOLICITATION

Ebix and Yatra and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about Ebix’s directors and executive officers is available in Ebix’s Form 10-K filed with the SEC on March 2, 2020 as well as Ebix’s proxy statement on Schedule 14A for Ebix’s 2019 annual meeting of stockholders filed with the SEC on July 19, 2019. Information about Yatra’s directors and executive officers is available in Yatra’s Annual Report for the year ended March 31, 2019 on Form 20-F filed with the SEC on July 31, 2019 and amended on August 5, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary proxy statement/prospectus and other relevant materials filed with the SEC on January 17, 2020 regarding the transaction. Investors should read the proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from Ebix or Yatra as indicated above.

NO OFFER OR SOLICITATION

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

By:	/s/ Robin Raina
Name:	Robin Raina
Title:	Chief Executive Officer

Dated: May 20, 2020